UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015 (November 12, 2015)

Datasea Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-202071	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Xinghuo Rd

Changning Building, Suite 21BC1

Fengtai District

Beijing, P.R. China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86)10-58401996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.03 Material Modification of Rights of Security Holders

On October 30, 2015, the board of directors of Datasea Inc. (the “Company”) approved a five-for-one forward split (the “Forward Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to which each shareholder of the Company will be issued five shares of Common Stock in exchange for each one share of their currently issued Common Stock. In conjunction with the Forward Split, the Company’s authorized shares of Common Stock increased from 75,000,000 shares to 375,000,000 shares. To implement the Forward Split, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada on November 12, 2015. A copy of the Certificate of Change is filed herewith as Exhibit 3.1.

In effectuating the Forward Split, the Company set a record date of November 13, 2015 and The Financial Industry Regulatory Authority, Inc. approved the Forward Split on November 17, 2015 (the “Effective Date”). Prior to the Effective Date, the Company had a total of 11,000,000 issued and outstanding shares of Common Stock. Following the Effective Date, the Company has a total of 55,000,000 issued and outstanding shares of Common Stock. New stock certificates or statements of account will be mailed to each shareholder in connection with the Forward Split.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change, dated November 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2015	DATASEA INC.

By: /s/ Zhixin Liu
Name: Zhixin Liu
Title: Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer, Secretary and Treasurer